                                                                     EXHIBIT 4.1



  NUMBER                                                                 SHARES

  ------                                                                 ------


                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


                                                              CUSIP 18449A 10 8

    This Certifies that_______________________________________________is the registered holder of_______________________________________________shares
 FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.001 OF
                     CLEAN ENERGY COMBUSTION SYSTEMS, INC.

   Transferable only on the books of the Corporation by the holder hereof in Person or by Attorney upon surrender of this Certificate properly endorsed.


  In Witness Whereof, the said Corporation has caused this Certificate to be signed
 By its duly authorized officers and its Corporate Seal to be hereunto affixed
              This ____________ day of ______________ A.D. _____



/s/ Barry A. Sheahan                                          /s/ John P. Thuot
    SECRETARY                 [CORPORATE SEAL]                    PRESIDENT